Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 8 to Registration Statement (File No. 333-277981) on Form F-1 of our report dated March 15, 2024 (May 3, 2024 as to the effects of the restatement discussed in Note 17 to the financial statements) with respect to the audited consolidated financial statements of Libera Gaming Operations, Inc. for the years ended October 31, 2023 and 2022.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Tokyo, Japan
November 19, 2024